AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2001.

REGISTRATION NO. 333- -------
-----------------------------------------------------------------------
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)
            DELAWARE	                             73-0618660
            --------		-----------------
(State or other jurisdiction of	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8 East Third Street, Tulsa, Oklahoma 74103
------------------------------------------
(Address of Principal Executive Offices including Zip Code)

Parker Drilling Company Second Amended and Restated 1997 Stock Plan
-------------------------------------------------------------------
(Full title of plan)

JAMES J. DAVIS
Senior Vice President-Finance, Chief Financial Officer
8 East Third Street
Tulsa, OK 74103
(918) 631-1214
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
Title of
securities to
be registered
Amount to be
registered
(1) (2)
Proposed
maximum
offering price
per share (3)
Proposed
maximum
aggregate
offering price
(3)
Amount of
registration
fee
Common Stock,
$.16 2/3 par
value per share
700,000 shares
300,000 shares
-----------------
1,000,000 Total
shares
$5.35
$6.15
$3,745,000
$1,845,000
------------
$5,590,000



$1,398.00



 (1)	Indicates the aggregate number of shares of Common Stock authorized and reserved for issuance under, or which may be sold upon the exercise of options that have previously been granted and/or may be granted to certain persons under, the Parker Drilling Company Second Amended and Restated 1997 Stock Plan. Also includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2)	Each share of common Stock is accompanied by Rights to purchase Preferred
Shares pursuant to the Rights Agreement dated June 25, 1998, with Norwest
Bank Minnesota, N.A., as Rights Agent.

(3)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average high and low sales prices per share of Common Stock as reported on the New
York Stock Exchange on April 16, 2001.

EXPLANATORY NOTE

	This Registration Statement on Form S-8 registers an additional 1,000,000 shares of Common Stock of Parker Drilling Company (the "Registrant"), par value $0.16 2/3 per share, issuable pursuant to its Second Amended and Restated 1997 Stock Plan (the "1997 Plan"), which was amended and restated to, inter alia, increase the number of shares of Common Stock available for issuance under the 1997
Plan.

	The shares registered hereunder are of the same class of securities for which two registration statements filed on Form S-8 relating to the 1997 Plan are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-41369) and the Registration Statement on Form S-8 (File No. 333-84069) filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference. The following items contain information required in this Registration Statement that was not included in the previous registration statements.




PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.		Plan Information.*

Item 2.		Registrant Information and Employee Plan Annual
Information. *


	*Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The following documents heretofore filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

	(1)	The Registrant's Annual Report on Form 10-K for the fiscal
year ended December 31, 2000.

	(2)	The description of the registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated
June 16, 1969, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

	(3)	The description of the Rights to purchase Preferred Shares
contained in the Registrant's Registration Statement on Form
8-A, dated July 15, 1998, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

	In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

	Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.	Exhibits.

	The following are included as exhibits to this Registration
Statement.

Exhibit No.			Document

	4.1	Parker Drilling Company Second Amended and Restated 1997
Stock Plan.

	4.2	Form of Stock Option Award Agreement for Second Amended and
Restated 1997 Stock Plan.

	5	Opinion of Conner & Winters, a Professional Corporation.


	23.1	Consent of PricewaterhouseCoopers LLP, independent
accountants.

	23.2	Consent of Conner & Winters, a Professional Corporation
(included in Exhibit 5).

	24	Power of Attorney (included in signature page hereof).



SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 17, 2001.
	PARKER DRILLING COMPANY

	By:/s/ Robert L. Parker Jr.
	   --------------------------------------
Robert L. Parker Jr., President and Chief
Executive Officer



POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Parker Jr. and James
J. Davis, and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 17, 2001.



Signature
---------
Title
-----
Signature
---------
Title
-----




/s/ Robert L. Parker Jr.

/s/ Robert L. Parker

-----------------------
President, Chief
-----------------------
Chairman of the Board
Robert L. Parker Jr.
Executive Officer
Robert L. Parker
and Director

(Principal Executive



Officer) and Director






/s/ James J. Davis

/s/ James W. Linn

------------------------
Senior Vice President-Finance
-----------------------
Executive Vice President
James J. Davis
and Chief Financial Officer
James W. Linn
and Director

(Principal Financial



Officer)






/s/ W. Kirk Brassfield

/s/ Earnest F. Gloyna

------------------------
Corporate Controller
-----------------------
Director
W. Kirk Brassfield
(Principal Accounting
Officer)
Earnest F. Gloyna









/s/ R. Rudolph Reinfrank

/s/ David L. Fist

------------------------
Director
-----------------------
Director
R. Rudolph Reinfrank

David L. Fist









/s/ Bernard Duroc-Danner

/s/ James E. Barnes

------------------------
Director
-----------------------
Director
Bernard Duroc-Danner

James E. Barnes









/s/ Simon Kukes



------------------------
Director


Simon Kukes












EXHIBIT INDEX

Exhibit
Number	Document

	4.1	Parker Drilling Company Second Amended and Restated 1997
Stock Plan.

	4.2	Form of Stock Option Award Agreement for Second Amended
and Restated 1997 Stock Plan.

		5		Opinion of Conner & Winters, a Professional Corporation.

	23.1		Consent of PricewaterhouseCoopers LLP, independent
accountants.

	23.2		Consent of Conner & Winters, a Professional Corporation
(included in Exhibit 5).

		24		Power of Attorney (included in signature page hereof).
1